SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2008

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of trustees of LaSalle Hotel Properties (NYSE:LHO) adopted a succession plan with respect to its Chairman, Chief Executive Officer and President, Jon E. Bortz, and its Chief Operating Officer, Michael D. Barnello. Pursuant to the succession plan, Mr. Bortz will retire as Chief Executive Officer as of July 1, 2010, and Mr. Barnello will assume the role and duties of Chief Executive Officer at that time. The succession plan includes Mr. Bortz continuing in his role as Chairman of the Board after his retirement. In addition, Mr. Barnello (age 42) was named President of LaSalle Hotel Properties effective immediately. Michael D. Barnello has served as Chief Operating Officer and Executive Vice President of Acquisitions of the Company and President of LaSalle Hotel Lessee, Inc. since their formation.

The board of trustees approved the following changes to the cash compensation for Mr. Barnello:

•	Effective July 1, 2008, the 2008 annual base salary of Mr. Barnello will be increased to $500,000.

•

Effective July 1, 2008, the annual cash incentive bonus target amount for Mr. Barnello will be increased to 100% of his annual base salary, or $500,000. For 2008, the increase will be implemented on a pro rata basis (i.e., a total target amount of $397,000, calculated as (x) 50% of Mr. Barnello’s current target bonus of $294,000, or $147,000, plus (y) 50% of the $500,000 target bonus applicable July 1 and after, or $250,000).

The board of trustees also approved the following changes to the equity compensation for Mr. Barnello:

•

Mr. Barnello was granted an award of shares under the Company’s 1998 Share Option and Incentive Plan in respect of 300,000 shares, of which 175,000 shares are subject to time-based vesting and 125,000 are subject to performance-based vesting, as described in greater detail below:

•

with respect to the time-based portion of the award, the award was made pursuant to an award agreement substantially in the form of the award agreement used for the time-based restricted shares awarded to Mr. Barnello in December 2007, except that instead of pro rata vesting over three years, the 175,000 shares will vest as follows: (i) 75,000 shares will vest on June 30, 2011, (ii) 50,000 shares will vest on June 30, 2014, and (iii) 50,000 shares will vest on June 30, 2017; and

•

with respect to the performance-based portion of the award, the award was made pursuant to an agreement to award 125,000 (in target amount) performance-based restricted shares pursuant to an award agreement substantially in the form of the award agreement used for the performance-based restricted share award granted to Mr. Barnello in December 2007, except that:

•

with respect to 25,000 shares (in target amount), the actual amount of the award will be determined on July 1, 2011 and will depend on the Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2008 and ending with the per-share closing price of the Company’s common shares on June 30, 2011;

•

with respect to 50,000 shares (in target amount), the actual amount of the award will be determined on July 1, 2014 and will depend on the Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2011 and ending with the per-share closing price of the Company’s common shares on June 30, 2014;

•

with respect to 50,000 shares (in target amount), the actual amount of the award will be determined on July 1, 2017 and will depend on the Company’s total return over a three-year measuring period beginning with the per-share closing price for the Company’s common shares on June 30, 2014 and ending with the per-share closing price of the Company’s common shares on June 30, 2017;

•

once an award amount is determined and shares are awarded in accordance with the agreement and the equity incentive plan, such shares will not be subject to any additional time-based vesting (as was the case with the performance awards granted in December 2007);

•

the actual number of shares awarded pursuant to the performance award agreement could be 0% of the target amount or up to 200% of the target amount, and none of the performance shares is outstanding until issued in accordance with award agreement based on performance; and

•

while Mr. Barnello serves as President and Chief Operating Officer, his annual target amount of long-term equity incentive compensation will be increased to $1,000,000 (as determined in the discretion of the compensation committee of the board of trustees), of which the compensation committee expects 50% to be in the form of grants of restricted shares subject to time-based vesting and 50% to be in the form of agreements to award restricted shares where the award amount is not determined immediately but dependent on performance over a period of time.

In addition, at the next board of trustees meeting, the board intends to increase the number of trustees constituting the full board of trustees to eight, and appoint Mr. Barnello as a trustee (initially to the class of trustees whose terms expire 2009), to serve until his successor is duly elected and qualified.

Upon Mr. Barnello’s appointment to Chief Executive Officer, (i) the compensation committee will adjust his compensation to reflect appropriate Chief Executive Officer compensation (as determined in the discretion of the committee), and (ii) the severance multiple in Mr. Barnello’s severance agreement will be increased from 2.0 to 3.0 and the stay bonus multiple in the severance agreement will be increased from 0.5 to 1.0.

Mr. Barnello’s employment relationship with the Company remains on an at-will basis.

Item 7.01	Regulation FD Disclosure.

Pursuant to a press release on June 2, 2008, LaSalle Hotel Properties (NYSE: LHO) announced that a succession plan with respect to its Chairman and Chief Executive Officer and President, Jon E. Bortz, and its Chief Operating Officer, Michael D. Barnello had been approved by the Company’s board of trustees. A copy of the press release is furnished as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included with this report.

Exhibit Number	Description
10.1	Offer letter to Michael D. Barnello

99.1	Press release dated June 2, 2008 issued by LaSalle Hotel Properties

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

Dated: June 2, 2008

Exhibit Index

Exhibit Number	Description
10.1	Offer letter to Michael D. Barnello

99.1	Press release dated June 2, 2008 issued by LaSalle Hotel Properties